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                                                                   Exhibit 10.25

                            Employment Agreement

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 2nd day of June, 1999, and is by and between DIVICORE Inc. a Pennsylvania corporation with an office for purposes of this Agreement at 1 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter the "DIVICORE") and Ned E. Barlas with an address at 222 Edgehill Road Merion, PA 19066 (hereinafter "BARLAS").

                                 WITNESSETH

     WHEREAS:

          (a) DIVICORE wishes to retain the services of BARLAS to render services for and on behalf of DIVICORE, in accordance with the following terms, conditions and provisions; and

          (b) BARLAS wishes to perform such services for and on behalf of DIVICORE, in accordance with the following terms, conditions and provisions.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and intending to be legally bound hereby, the parties agree as follows:

          1.  EMPLOYMENT. DIVICORE hereby employs BARLAS and BARLAS accepts such
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employment and shall perform his duties and the responsibilities provided for herein accordance with the terms and conditions of this Agreement.

          2.  EMPLOYMENT STATUS. BARLAS shall at all times be DIVICORE's
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employee subject to the terms and conditions of this Agreement.
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          3.  TITLE AND DUTIES. DIVICORE agrees to employ BARLAS and BARLAS
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accepts such employment as a full time employee and agrees as per the terms and conditions of this Agreement to serve as and have the title of Vice President, Chief Legal Officer, General Counsel and perform diligently, faithfully, and to the best of his ability. BARLAS will report directly to the Chief Financial Officer until December 31, 1999, and thereafter shall report directly to the Chief Executive Officer of DIVICORE.

          4.  TERM OF SERVICES. The initial term of this Agreement is for a
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two year period commencing on June 2, 1999, subject to the termination section of this Agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written Agreement setting forth any amended or supplemental conditions.

          5.  BASE COMPENSATION. BARLAS's base salary for rendered services
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for the initial term of this Agreement shall be at least $125,000, an annual amount payable in accordance with DIVICORE's payroll procedures and policies as implemented during the term of this Agreement.

          6.  ADDITIONAL COMPENSATION. The additional package compensation
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proposed by subsections a) and b) of this Section is subject to DIVICORE's receipt of further capital funds required to finance the management compensation program. DIVICORE's Board of Directors will also have to vote approval of these or any other specific additional compensation packages proposed for payment or for vesting to BARLAS during the term of this Agreement. The compensation program allocated for BARLAS will be comprised of the following elements:

          a)  An annual Cash Bonus of:  - Significant Performance  $25,000
                                        - Exceptional Performance  $12,500

          b)  Bonus payments as per the approved 1999 Executive Compensation
              Plan
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          c)  Car Allowance - $500 monthly

          7.  EXTENT OF SERVICES. BARLAS shall devote his entire business time,
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attention, and energies to the business of DIVICORE, but this shall not be construed as preventing BARLAS from investing his assets in the future as a passive investor in such form or manner as he sees fit as long as the
investments will not require any personal service from BARLAS.   However, BARLAS
agrees not to knowingly invest in any entities that compete directly with DIVICORE or affiliated or related companies, except where such investment comprises less than one percent (1%) of the outstanding stock of such competing entity or except where such investment is part of a mutual fund investment.

          8.  TERMINATION.
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              A.   In the event DIVICORE terminates BARLAS's employment for
any reason other than BARLAS's gross malfeasance or gross nonfeasance, or in the event BARLAS terminates his employment for "cause", as defined in Section 8.D. hereof, BARLAS will continue to be paid his salary by DIVICORE for a period of six months after such notice of termination is given or until BARLAS shall commence employment of a comparable nature, prestige and salary with another entity, whichever shall first occur. In this regard, it is understood and agreed that BARLAS shall use his best efforts, if possible, in attempting to locate such other employment and DIVICORE agrees to cooperate in helping BARLAS in the pursuit of any such position and DIVICORE agrees to provide the requisite references and if such employment is of a lesser salary than his then current salary at DIVICORE, DIVICORE agrees to reimburse BARLAS for the difference between such salaries for the six month period specified above. It is
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agreed that any stock options awarded to BARLAS will continue to vest and be exercisable during this six month period.

              B. DIVICORE shall have the absolute right to terminate this Agreement immediately in the event of gross malfeasance or gross nonfeasance on the part of BARLAS.

              C. It is understood and agreed that this is a personal services contract, and that DIVICORE shall have the right to terminate this Agreement on 10 days notice to BARLAS, if appropriate, in the event of the disability or death of BARLAS which would otherwise prevent him from performing his duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in DIVICORE's disability insurance policy. In the event of BARLAS's death, any guaranteed monies or other guaranteed consideration due under this Agreement would be paid directly to BARLAS's estate as probated.

              D. BARLAS may terminate his employment upon written notice to DIVICORE at any time for any reason. BARLAS will be considered to have "cause" to terminate this Agreement if BARLAS terminates this Agreement as a result of DIVICORE breaching a material term of this Agreement and such breach is not cured within thirty (30) days of BARLAS giving notice of such breach to DIVICORE.

          9.  NONDISCLOSURE. During the course of his employment with DIVICORE,
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BARLAS may have occasion to conceive, create, develop, review, or receive information that is considered by DIVICORE to be confidential or proprietary, including information relating to inventions, patent, trademark and copyright applications, improvements, know how, specifications, drawings, cost and pricing date, process flow diagrams, customer and
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supplier lists, bills, ideas, and/or any other written material referring to same confidential or proprietary information. Both during the term of employment and thereafter:

              A. BARLAS, as an officer and employee, agrees to maintain in strict confidence such confidential information.

              B. BARLAS further agrees to use his best efforts to ensure that all such confidential information in BARLAS'S possession or control is properly protected and kept from unauthorized persons or disclosure.

              C. If requested by DIVICORE, BARLAS agrees to promptly return to DIVICORE all materials, writings, equipment, models, mechanisms, and the like obtained from or through DIVICORE, including but not limited to, all confidential information, all of which BARLAS recognizes is the sole and exclusive property of DIVICORE.

              D. BARLAS agrees that he will not, without first obtaining the prior written permission of DIVICORE: (a) directly or indirectly utilize such confidential information in his own business; (b) manufacture and/or sell any product that is based in whole or in part on such confidential information; or
(c) disclose such confidential information to any third party.

          10. EMPLOYER PERQUISITES. BARLAS shall be entitled to and shall
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receive all employer perquisites as would normally be granted to employees, officers and senior managers of DIVICORE. Such perquisites to include the following:

              A. Health insurance under terms and conditions as provided to other employees of DIVICORE;

              B. Vacation pursuant to DIVICORE's stated policy (but in no event less than 10 days paid vacation per year); and

              C.  Paid holidays pursuant to DIVICORE's stated policy.
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          11. REPRESENTATIONS AND WARRANTIES.
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              A.  BARLAS represents and warrants to DIVICORE that he is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this Agreement or otherwise be employed by DIVICORE.

              B. BARLAS agrees the he/she will not reveal to DIVICORE, or otherwise utilize in his employment with DIVICORE, any proprietary trade secrets or confidential information of any previous employer.

          12. NOTICES. Any written notice required to be given pursuant to this
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Agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

          13. JURISDICTION AND DISPUTES.
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              A.   This Agreement shall be governed by the Commonwealth of
Pennsylvania.

              B. All disputes hereunder shall be resolved in the applicable state or federal courts of Pennsylvania. The parties consent to the jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

          14. AGREEMENT BINDING ON SUCCESSORS. This Agreement shall be binding
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on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

          15. WAIVER. No waiver by either party of any default shall be deemed
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as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.
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          16. SEVERABILITY. If any provision hereof is held invalid or
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unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the Agreement.

          17. ASSIGNABILITY. This Agreement and the rights and obligations
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thereunder are personal with respect to  BARLAS and may not be assigned by any action of BARLAS or by operation of law. DIVICORE shall, however, have the right to assign this Agreement to a successor in interest to DIVICORE or to the purchaser of any of the assets of DIVICORE but not to any other third party.

          18. INTEGRATION. This Agreement constitutes the entire understanding
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of the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties thereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

          19.  OPTION AGREEMENT.  DIVICORE acknowledges that contemporaneously
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with the effectiveness of this Agreement, DIVICORE has granted BARLAS certain stock options to purchase the capital stock of DIVICORE, on such terms and conditions as BARLAS and DIVICORE have agreed upon.
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     IN WITNESS WHEREOF, DIVICORE and BARLAS confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.

DIVICORE INC.

By: /S/ Francis Wilde                       /S/ Ned E. Barlas
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   Francis Wilde, CEO & President           NED E. BARLAS